As filed with the Securities and Exchange Commission on February 24, 2004

Registration No. 333-62616

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
———————
POST-EFFECTIVE AMENDMENT TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
———————
United Therapeutics Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-1984749
(State or Other Jurisdiction of Incorporation or	(I.R.S. Employer
Organization)	Identification Number)

1110 Spring Street
Silver Spring, MD 20910
(301) 608-9292
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)

———————
Martine A. Rothblatt
Chairman and Chief Executive Officer
United Therapeutics Corporation
1110 Spring Street
Silver Spring, MD 20910
(301) 608-9292
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
of Agent For Service)
———————
Copies to:
Paul A. Mahon
Senior Vice President and General Counsel
United Therapeutics Corporation
1110 Spring Street
Silver Spring, MD 20910
(301) 608-9292

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

If any of the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ____

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ____

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ____

EXPLANATORY STATEMENT

     Pursuant to this Post-Effective Amendment to its Registration Statement on Form S-3 (Registration No. 333-62616), United Therapeutics Corporation deregisters all shares of its common stock, par value $0.01 per share, heretofore registered and not previously sold.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Silver Spring, County of Montgomery, State of Maryland on the 23rd day of February, 2004.

UNITED THERAPEUTICS CORPORATION

By:	/s/ Martine A. Rothblatt

Martine A. Rothblatt
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates stated.

Signatures	Title	Date

/s/ Martine A. Rothblatt	Chairman and Chief Executive Officer	February 23, 2004
Martine A. Rothblatt

/s/ Fred T. Hadeed	Chief Financial Officer	February 19, 2004
Fred T. Hadeed

/s/ Roger Jeffs Roger Jeffs	President, Chief Operating Officer and Director	February 23, 2004

/s/ Ricardo Balda	Director	February 23, 2004
Ricardo Balda

/s/ Christopher Causey	Director	February 20, 2004
Christopher Causey

/s/ Raymond A. Dwek	Director	February 19, 2004
Raymond A. Dwek

/s/ R. Paul Gray	Director	February 23, 2004
R. Paul Gray

/s/ H. Beecher Hicks, III	Director	February 20, 2004
H. Beecher Hicks, III

/s/ Raymond Kurzweil	Director	February 19, 2004
Raymond Kurzweil

/s/ Christopher Patusky	Director	February 23, 2004
Christopher Patusky

Director
Louis W. Sullivan